UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Telomir Pharmaceuticals Reports New Data Showing Telomir-1 Significantly Reduces PSA Levels in Human Prostate Cancer Cells

PSA is a validated FDA-recognized clinical endpoint in assessing prostate cancer treatment response; Telomir-1 lowered PSA levels in a dose-related manner.

The Company is reporting new preclinical findings for Telomir-1. In an in vitro study conducted in androgen-responsive human prostate cancer cells (LNCaP), Telomir-1 was observed to reduce prostate-specific antigen (“PSA”) levels in a dose-related manner. PSA is a protein released by prostate cancer cells, and higher levels generally indicate more active tumor behavior; it is widely used as an FDA-recognized biomarker in prostate cancer studies. In the same study, Telomir-1 was also associated with reductions in cellular energy metabolism and viability.

The Company is also providing additional context from previously reported preclinical work in a mouse model implanted with human aggressive, non-androgen-related prostate cancer cells (PC3 xenograft). In that model, Telomir-1 reduced tumor volume when administered as a single agent. In a combination cohort with paclitaxel, a full reduction in tumor volume was observed with no treatment-related mortality. Paclitaxel alone produced a full reduction in tumor volume but was associated with a high mortality rate in that study cohort.

The Company continues its preclinical development of Telomir-1 across oncology, aging biology, autism-related pathways, and other age-associated conditions, and is advancing regulatory IND-enabling activities in preparation for its planned IND submission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: November 24, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer